SL Advisors, LLC

Code of Ethics

Amended September 16, 2020

Definitions

The following defined terms are used throughout this Manual and Code of Ethics. Other terms are defined within specific sections of the Manual and Code.

●	Access Person - An Access Person is a Supervised Person who has access to non-public information regarding trading who is involved in making Securities recommendations to Clients, or who has access to non-public Securities recommendations. All persons performing advisory functions on our behalf all Supervised Persons who have access to client securities transactions or recommendations are considered Access Persons.

●	Advisers Act - The Investment Advisers Act of 1940.

●	Beneficial Interest - An individual has a Beneficial Interest in a Security if he or she can directly or indirectly profit from the Security. An individual generally has a Beneficial Interest in all Securities held directly or indirectly, as well as those owned directly or indirectly by family members sharing the same household.

●	Chief Compliance Officer (CCO) - Simon Lack. A Senior Officer, or a Partner who is not the CCO shall review the CCO’s reports.

●	CFTC - The Commodity Futures Trading Commission.

●	Client - The person or entity to whom SL Advisors provides investment advisory services.

●	Employee - SL Advisors’ officers, directors, partners, members, independent contractors, employees or any other person who provides investment advice on the Company’s behalf and is subject to the Company’s supervision or control. Independent contractors are considered Employees for purposes of this manual but for no other legal purpose.

●	Exchange Act - The Securities Exchange Act of 1934.

●	Federal Securities Laws - The Federal Securities Laws include the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the IC Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

●	Front-Running - Trading a favored account ahead of other accounts.

●	IC Act - The Investment Company Act of 1940.

●	Insider Trading - Trading personally or on behalf of others on the basis of Material Non-Public Information, or improperly communicating Material Non-Public Information to others.

●	IPO - An initial public offering. An IPO is an offering of Securities registered under the Securities Act where the issuer, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

●	Managing Partner - Simon Lack.

●	Material Non-Public Information - Information that (i) has not been made generally available to the public, and that (ii) a reasonable investor would likely consider important in making an investment decision.

●	Nonpublic Personal Information - Regulation S-P defines “Nonpublic Personal Information” to include personally identifiable financial information that is not publicly available, as well as any list, description, or other grouping of consumers derived from nonpublic personally identifiable financial information.

●	PCAOB - The Public Company Accounting Oversight Board.

●	Private Placement - Also known as a “Limited Offering.” An offering that is exempt from registration pursuant to sections 4(2) or 4(6) of the Securities Act, or pursuant to Rules 504, 505, or 506 of Regulation D.

●	Qualified Custodian - Financial institutions that clients and advisers customarily turn to for custodial services. These include banks and savings associations and registered broker-dealers.

●	RIC - Investment Company registered under the IC Act.

●	Security - The SEC defines the term “Security” broadly to include stocks, bonds, certificates of deposit, options, interests in Private Placements, futures contracts on other Securities, participations in profit-sharing agreements, and interests in oil, gas, or other mineral royalties or leases, among other things. “Security” is also defined to include any instrument commonly known as a Security.

●	SEC - The Securities and Exchange Commission.

●	Securities Act - The Securities Act of 1933.

●	Supervised Persons - all of the Company’s officers, partners, directors or employees and any other person who provides investment advice on the Company’s behalf and is subject to the Company’s supervision or control.

Code of Ethics

Background

Investment advisers are fiduciaries that owe their undivided loyalty to their clients. Investment advisers are trusted to represent clients’ interests in many matters, and advisers must hold themselves to the highest standard of fairness in all such matters.

Rule 204A-1 under the Advisers Act and Rule 17j-1 under the IC Act require each registered investment adviser to adopt and implement a written code of ethics that contains provisions regarding:

●	The adviser’s fiduciary duty to its clients;

●	Compliance with all applicable Federal Securities Laws;

●	Reporting and review of personal Securities transactions and holdings;

●	Reporting of violations of and issues arising under the code; and

●	Delivery of the code to all Employees.

Policies and Procedures

Fiduciary Standards and Compliance with the Federal Securities Laws

At all times, SL Advisors and its Employees must comply with the spirit and the letter of the Federal Securities Laws and the rules governing the capital markets. SL Advisrs employees designated as access persons by a RIC shall comply with the RIC’s code of ethics in addition to SL Advisor’s code of Ethics. The CCO administers the Code of Ethics for SL Advisors and shall certify compliance with any RIC’s code of ethics to the RIC’s CCO on a quarterly basis.

All questions regarding the Code should be directed to the CCO. You must cooperate to the fullest extent reasonably requested by the CCO to enable (i) SL Advisors to comply with all applicable Federal Securities Laws and (ii) the CCO to discharge duties under the Code of Ethics.

All Employees will act with competence, dignity, integrity, and in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees. You must use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, trading, promoting SL Advisors’ services, and engaging in other professional activities.

We expect all Employees to adhere to the highest standards with respect to any potential conflicts of interest with Clients. As a fiduciary, SL Advisors must act in its Clients’ best interests. Neither SL Advisors, nor any Employee should ever benefit at the expense of any Client. Notify the CCO promptly if you become aware of any practice that creates, or gives the appearance of, a material conflict of interest.

Reporting Violations of the Code

Employees must promptly report any suspected violations of the Code of Ethics to the CCO. To the extent practicable, SL Advisors will protect the identity of an Employee who reports a suspected violation. However, the Company remains responsible for satisfying the regulatory reporting and other obligations that may follow the reporting of a potential violation. The CCO shall be responsible for ensuring a thorough investigation of all suspected violations of the Code and shall prepare a report of all violations.

Retaliation against any Employee who reports a violation of the Code of Ethics is strictly prohibited and will be cause for corrective action, up to and including, dismissal.

Violations of this Code of Ethics, or the other policies and procedures set forth in the Manual, may warrant sanctions including, without limitation, requiring that personal trades be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, suspending personal trading rights, imposing a fine, suspending employment (with or without compensation), making a civil referral to the SEC, making a criminal referral, terminating employment for cause, and/or a combination of the foregoing. Violations may also subject an Employee to civil, regulatory or criminal sanctions. No Employee will determine whether he or she committed a violation of the Code of Ethics, or impose any sanction against himself or herself. All sanctions and other actions taken will be in accordance with applicable employment laws and regulations.

Distribution of the Code and Acknowledgement of Receipt

SL Advisors will distribute the Company’s Code of Ethics to each Employee upon the commencement of employment and upon any amendment to the Code of Ethics.

All Employees must acknowledge that they have received, read, understand, and agree to comply with SL Advisors’ Code of Ethics. Please complete the attached Compliance Manual Acknowledgement Form, which includes acknowledgment of the Code of Ethics, and submit the completed form to the CCO upon commencement of employment and annually thereafter. All Employees will be required to acknowledge in writing receipt of any amendments made to this Code of Ethics.

Conflicts of Interest

Conflicts of interest may exist between various individuals and entities, including SL Advisors, its Employees, and the interests of its Clients. Any failure to identify or properly address a conflict can have severe negative repercussions for SL Advisors, its Employees, and/or its Clients. In some cases the improper handling of a conflict could result in litigation and/or disciplinary action.

SL Advisors’ policies and procedures have been designed to identify and properly disclose, mitigate, and/or eliminate applicable conflicts of interest. Employees must use good judgment in identifying and responding appropriately to actual or apparent conflicts. Conflicts of interest that involve SL Advisors and/or its Employees on one hand and Clients on the other hand will always be fully disclosed and/or resolved in a way that favors the interests of the Clients over the interests of SL Advisors and its Employees. If an Employee believes that a conflict of interest has not been identified or appropriately addressed, that Employee should promptly bring the issue to the CCO’s attention.

Personal Securities Transactions

Personal trading activity conducted by SL Advisors’ Access Persons should be executed in a manner consistent with our fiduciary obligations to our Clients: trades should avoid actual improprieties, as well as the appearance of impropriety. Access Person trades should not involve trading activity so excessive as to conflict with the one’s ability to fulfill daily job responsibilities or to otherwise violate anti-manipulative or insider trading regulations. In the event an access person transaction is to be placed on the same day, in the same security as a client transaction, and on the same side of the market, for any Access Person account managed by SL Advisors, such Access Person’s transaction will be aggregated with client transaction(s). When aggregating employee transactions with client transactions employee pre-approval of transactions is not required.

Accounts Covered by the Code

SL Advisors’ Code of Ethics applies to all accounts holding any Reportable Securities over which Access Persons have any Beneficial Interest, which typically includes accounts held by immediate family members sharing the same household. Immediate family members include children, step-children, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria. It may be possible for Access Persons to exclude accounts held personally or by immediate family members sharing the same household if the Access Person does not have any direct or indirect influence or control over the accounts. Access Persons should consult with the CCO before excluding any accounts held by immediate family members sharing the same household.

Reportable Securities

SL Advisors requires Access Persons to provide periodic reports regarding transactions and holdings in all “Reportable Securities,” which include any Security, except:

●	Direct obligations of the Government of the United States;

●	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

●	Shares issued by money market funds;

●	Shares of open-end funds registered in the U.S., unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund;

●	Interests in 529 college savings plans; and

●	Shares issued by unit investment trusts that are invested exclusively in one or more unaffiliated open-end registered investment companies, none of which are advised or underwritten by SL Advisors or an affiliate.

Exchange-traded funds, or ETFs, are somewhat similar to open-end registered investment companies. However, ETFs are Reportable Securities and are subject to the reporting requirements contained in SL Advisors’ Code of Ethics.

Pre-clearance Procedures

Access Persons must have written pre-clearance for any securities transactions involving IPOs or Private Placements. SL Advisors may disapprove any proposed transaction, particularly if the transaction appears to pose a conflict of interest or otherwise appears improper. Requests to conduct IPOs and private placements must be submitted to the CCO using the Pre-Clearance Form for Securities Transactions or using an email with all of the same information as the Pre-Clearance Form. A Senior Officer, or a Partner who is not the CCO shall pre-clear the CCO’s requests.

SL Advisors or its Employees may receive information that may be deemed to be Material Non-Public Information. Consequently, SL Advisors may choose to restrict personal trading in a security of a company or issuer by placing the company or issuer on a Restricted List. Employees are prohibited from trading in any security of a company or issuer on the Restricted List. Please refer to the Company’s Insider Trading Policy in this manual for further information and requirements.

Reporting

SL Advisors must collect information regarding the personal trading activities and holdings of all Access Persons. Access Persons must promptly report to the Company the opening of any new accounts, submit quarterly reports regarding Reportable Securities transactions, and report holdings on an annual basis.

List of Accounts - Initial

Within 10 days of an individual becoming an Access Person, the Access Person must report to the Company all personal accounts and those in which they have Beneficial Interest by completing the Initial Accounts Reporting Form. This form must be completed by all new Access Persons and must include the reporting of all accounts that are permitted to hold Reportable Securities, regardless of whether or not the account(s) currently holds Reportable Securities.

Initial Accounts Reporting Forms should be signed, dated, and submitted to the CCO within 10 days of becoming an Access Person.

List of Accounts - Quarterly

All Access Persons are responsible for promptly reporting to the Company the opening of any new personal and Beneficial Interest accounts. In addition, on a quarterly basis, Access Persons must report to the Company all personal accounts and those in which they have Beneficial Interest by completing the Accounts Reporting Form. This form must be completed for all accounts that are permitted to hold Reportable Securities, regardless of whether or not the account(s) currently holds Reportable Securities.

If you do not have any accounts to report, this should be indicated on the Accounts Reporting Form. Accounts Reporting Forms must be submitted to the CCO within 30 days of the end of each calendar quarter.

List of Accounts - Annual

All Access Persons are responsible for promptly reporting to the Company the opening of any new personal and Beneficial Interest accounts. In addition, on an annual basis, Access Persons must report to the Company all personal accounts and those in which they have Beneficial Interest by completing the Accounts Reporting Form. This form must be completed for all accounts that are permitted to hold Reportable Securities, regardless of whether or not the account(s) currently holds Reportable Securities. If you do not have any accounts to report, this should be indicated on the Accounts Reporting Form. Accounts Reporting Forms must be submitted to the CCO on or before February 14 of each year.

List of Accounts - Upon Account Establishment

Access Persons must promptly report the opening or establishment of any accounts that are permitted to hold Reportable Securities during the Access Person’s affiliation with SL Advisors, even if the Access Person does not expect that the account will hold Reportable Securities.

Reports regarding newly opened accounts should be submitted to the CCO within 30 days of account establishment. The Access Person is responsible for ensuring that SL Advisors is aware of all holdings in the account, as well as of any transactions that may have taken place in the account since the account’s inception.

Holdings Reports - Initial

Within 10 days of an individual first becoming an Access Person, the Access Person must report all holdings of Reportable Securities in which they have a Beneficial Interest by completing the Initial Holdings Reporting Form.

If you do not have any holdings to report, this should be indicated on the Initial Holdings Report Form. Initial Holdings Reporting Forms must be signed, dated, and submitted to the CCO within 10 days of becoming an Access Person and must be current as of no more than 45 days prior to the date the individual first becomes an Access Person.

Holdings Reports - Annual

On an annual basis, Access Persons are required to report all holdings of Reportable Securities in which they have a Beneficial Interest by completing the Annual Holdings Reporting Form.

If you do not have any holdings to report, this should be indicated on the Annual Holdings Report Form. Annual Holdings Reporting Forms must be submitted to the CCO on or before February 15 of each year and the holdings reported on the form must be current as of no more than 45 days prior to the submission of such reports.

Transaction Reports - Quarterly

Each quarter, Access Persons must report all Reportable Securities transactions in accounts in which they have a Beneficial Interest.

You may utilize the attached Quarterly Transactions Reporting Form to fulfill your quarterly reporting obligations. Alternately, for transactions placed through a broker-dealer, you may provide the duplicate account statements. Any trades in Reportable Securities that did not occur through a broker-dealer, such as the purchase of a private fund or direct purchase through an issuer’s transfer agent, must be reported on the Quarterly Transactions Reporting Form.

Signed and dated Quarterly Transactions Reporting Forms and/or duplicate account statements must be submitted to the CCO within 30 days of the end of each calendar quarter.

Exceptions from Reporting Requirements

There are limited exceptions from certain reporting requirements. Specifically, Access Persons are not required to submit:

●	Quarterly reports for any transactions effected pursuant to an Automatic Investment Plan; or

●	Any reports with respect to Securities held in blind pools or trusts over which the Access Person has no direct or indirect influence or control, such as an account managed by an investment adviser on a discretionary basis.

Any investment plans or accounts for which an Access Person claims an exception based on “no direct or indirect influence or control” must be brought to the attention of the CCO who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception and make record of such determination. Unless and until such exception is granted, all applicable reporting requirements shall apply.

“No direct or indirect influence or control” with respect to an account shall mean that the Access Person has 1) no knowledge of the specific management actions taken by the trustee or third party manager, 2) no right to intervene in the management of the account by the trustee or third party manager, 3) no discussions with the trustee or third party manager concerning account holdings which could reflect control or influence, and 4) no discussions with the trustee or third party manager wherein the Access Person provides investment directions or suggestions.

In making this determination of whether or not the Access Person has direct or indirect influence or control, the CCO will ask for information about the Access Person’s relationship with the party responsible for making the investment decisions regarding the account.

The Company requires that all Access Persons seeking a reporting exception for an account based on “no direct influence or control” complete the Code of Ethics Reporting Exception Certification Form initially when the exception is first sought.

The CCO may periodically request information or a certification from a party responsible for managing the account and may also periodically request reporting on the account to identify transactions that would have been prohibited pursuant to this Code of Ethics, absent the exception granted.

Personal Trading and Holdings Reviews

SL Advisors’ Code of Ethics is designed to mitigate material conflicts of interest associated with Access Persons’ personal trading activities. Accordingly, the CCO will closely monitor Access Persons’ investment patterns to detect the following abusive or potentially abusive behavior:

●	Trading in securities appearing on the Restricted List;

●	Frequent and/or short-term trades in any Security;

●	Front-Running and other trading in conflict with Client interests; and

●	Trading that appears to be based on Material Non-Public Information.

The CCO will review all reports submitted pursuant to the Code of Ethicsfor potentially abusive behavior. The Managing Partner will review all reports submitted by the CCO. Upon review, the CCO/Managing Partner will initial and date each report received, or shall keep a speadsheet or other documentation evidencing the review of all reports and will attach a written description of any issues noted. Any personal trading that appears abusive may result in further inquiry by the CCO/Managing Partner or Trade Support and/or sanctions, up to and including, dismissal.

Disclosure of the Code of Ethics and Report of Compliance

SL Advisors will describe its Code of Ethics in Part 2 of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics. All Client requests for SL Advisors’ Code of Ethics should be directed to the CCO.

SL Advisors’ Code of Ethics, upon request, must be provided to the board of directors of each RIC that it advises. Within 45 days of the last calendar quarter of each year in which SL Advisors serves as sub-adviser to a RIC, SL Advisors will provide to the board of directors of each RIC that it sub-advises a written report that describes any issues arising under the Code of Ethics since the last report to the board, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations, and which certifies that SL Advisors has adopted procedures reasonably necessary to prevent access persons from violating the Code.

Insider Trading

Background

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of Material Non-Public Information by such investment adviser or any associated person. Federal Securities Laws have been interpreted to prohibit the following activities:

●	Trading by an insider while in possession of Material Non-Public Information;

●	Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential;

●	Trading by a non-insider who obtained Material Non-Public Information through unlawful means such as computer hacking;

●	Communicating Material Non-Public Information to others in breach of a fiduciary duty; and

●	Trading or tipping Material Non-Public Information regarding an unannounced tender offer.

What Information is Material?

Information is considered to be “material information” if there is a substantial likelihood that a reasonable investor would consider it important when making an investment decision, or if the information is reasonably likely to affect the price of a company’s securities. Material information can be positive or negative and may relate to uncertain events.

Many types of information may be considered material, including, without limitation, advance knowledge of:

●	Dividend or earnings announcements;

●	Asset write-downs or write-offs;

●	Additions to reserves for bad debts or contingent liabilities;

●	Expansion or curtailment of company or major division operations;

●	Merger, joint venture announcements;

●	New product/service announcements;

●	Discovery or research developments;

●	Criminal, civil and government investigations and indictments;

●	Pending labor disputes;

●	Debt service or liquidity problems;

●	Bankruptcy or insolvency problems;

●	Tender offers and stock repurchase plans; and

●	Recapitalization plans.

Information provided by a company could be material because of its expected effect on a particular class of Securities, all of a company’s Securities, the Securities of another company, or the Securities of several companies. The prohibition against misusing Material Non-Public Information applies to all types of financial instruments including, but not limited to, stocks, bonds, warrants, options, futures, forwards, swaps, commercial paper, and government-issued Securities. Material information need not relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.

Employees should consult with the CCO if there is any question as to whether non-public information is material.

What Information is Non-Public?

Once information has been effectively distributed to the investing public, it is no longer non-public. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, there must be adequate time for the public to receive and digest the information. Non-public information does not change to public information solely by selective dissemination. Examples of the ways in which non-public information might be transmitted include, but are not limited to: in person, in writing, by telephone, during a presentation, by email, instant messaging, text message, or through social networking sites.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Employees should consult with the CCO if there is any question as to whether material information is non-public.

Penalties for Trading on Material Non-Public Information

Severe penalties exist for firms and individuals that engage in Insider Trading, including civil injunctions, disgorgement of profits and jail sentences. Further, fines for Insider Trading may be levied against individuals and companies in amounts up to three times the profit gained or loss avoided (and up to $1,000,000 for companies).

Policies and Procedures

SL Advisors’ Insider Trading Policies and Procedures apply to all Employees, as well as any transactions in any Securities by family members, trusts, or corporations, directly or indirectly controlled by such persons. The policy also applies to transactions by corporations in which the Employee is a 10% or greater stockholder, as well as transactions by partnerships of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

Prohibited Use or Disclosure of Material Non-Public Information

Employees are strictly forbidden from engaging in Insider Trading, either personally or on behalf of SL Advisors or its clients. SL Advisors will not protect Employees found guilty of Insider Trading. Employees must notify the CCO as soon as practicable after receiving Material Non-Public Information and are prohibited from using this information for their own interests. Employees may disclose Material Non-Public Information only to the CCO.

Selective Disclosure

Non-public information about SL Advisors’ investment strategies may not be shared with third parties except as is necessary to implement investment decisions and conduct other legitimate business. Employees must never disclose proposed or pending investment activities or other sensitive information to any third party without the prior approval of the CCO. Federal Securities Laws may prohibit the dissemination of such information, and doing so may be considered a violation of the fiduciary duty that SL Advisors owes to its Clients.

Receipt of Information

If Employees have questions as to whether they are in possession of Material Non-Public Information, they should inform the CCO as soon as possible. The CCO will conduct research to determine if the information is likely to be considered material, and whether the information has been publicly disseminated.

Upon knowledge that an Employee may have received Material Non-Public Information, the CCO will prepare a written memorandum describing the information, its source, and the date that the information was received. The CCO will determine what precautions may be appropriate to protect the improper dissemination or use of the information. The CCO will communicate restriction requirements to all Employees in writing immediately after determining the need for such additional measures.

Restricted List

The Company has adopted a Restricted List which includes companies and issuers in whose securities Employees are prohibited from trading without first receiving written clearance from the CCO. Employees may use the Pre-Clearance Form for Securities Transactions for this purpose.

The CCO maintains the Restricted List and will distribute the Restricted List to Employees whenever a change is made to the Restricted List or as deemed appropriate.

Issuers are placed on the Restricted List due to one or more of the following reasons:

●	The issuer is a Client, or an affiliate of a Client of SL Advisors;

●	One or more of the Company’s Clients holds concentrated positions in securities of the issuer;

●	The Company or one or more of its Employees has inside information about the issuer;

●	The CCO believes that trading in a specific company or issuer may present a conflict of interest to the Company or its Clients.

Relationships with Potential Insiders

Third parties with whom SL Advisors has a relationship, such as the custodian recommended by SL Advisors, advisors with whom the Company may share office space, email and books and records retention services, and IT services, may possess Material Non-Public Information. Access to such information could come as a result of, among other things:

●	Being employed or previously employed by an issuer (or sitting on the issuer’s board of directors);

●	Working for an investment bank, consulting firm, supplier, or customer of an issuer;

●	Sitting on an issuer’s creditors committee;

●	Personal relationships with connected individuals; and

●	A spouse’s involvement in any of the preceding activities.

Individuals associated with a third-party who have access to Material Non-Public Information may have an incentive to disclose the information to SL Advisors due to the potential for personal gain. Employees should be extremely cautious about investment recommendations, or information about issuers that they receive from third parties. Employees should inquire about the basis for any such recommendations or information, and should consult with the CCO if there is any appearance that the recommendations or information are based on Material Non-Public Information.

Rumors

Creating or passing false rumors with the intent to manipulate Securities prices or markets may violate the antifraud provisions of Federal Securities Laws. Such conduct is contradictory to SL Advisors’ Code of Ethics, as well as the Company’s expectations regarding appropriate behavior of its Employees. Employees are prohibited from knowingly circulating false rumors or sensational information, which could impact market conditions for one or more Securities, sectors, or markets, or improperly influence any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between Employees of SL Advisors and other market participants and trading counterparties. Please consult with the CCO if you have questions about the appropriateness of any communications.

Pre-clearance Form for Securities Transactions

Pre-clearance must be obtained prior to placing a trade, and is only good for the time period specified on this form.

Transaction Type: Buy / Sell / Short / Cover Short / Other (describe):

Security Name:

Security Type: Common Stock / Option / Debt / Other (describe):

Symbol or Identifier:

Number of Shares / Contracts / Principal Amount:

Broker / Custodian:

Pre-clearance sought through (date):

By signing below, I certify and acknowledge the following:

1.	I do not possess any Material Non-Public Information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy, confidentiality agreements or securities laws.

2.	I am not an officer, director or principal shareholder of the issuer and am not required to file reports required by Section 16 of the Exchange Act.

3.	The investment opportunity did not arise by virtue of my activities on behalf of SL Advisors.

4.	To the best of my knowledge, the Company has no foreseeable interest in purchasing this Security.

5.	I have read the Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. SL Advisors reserves the right to direct me to rescind a trade even if approval is initially granted. Violation of the Code of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Signature:

Date:

Print Name:

Reviewer Use Only

Approved                    Not Approved

Reviewed by:

Title:

Date:

Additional Notes (if needed):

Initial Accounts Reporting Form (for New Access Persons)

Name of Broker-Dealer or Bank	Account Title	Account Number	Date Account was Established

Please initial the applicable statement below:

_____I certify that this form fully discloses all accounts that may hold Reportable Securities in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in accounts of immediate family members living in the same household.

_____I certify that I have no Beneficial Interest accounts to report.

Deliver to the CCO within 10 days of becoming an access person.

Signature	Date

Print Name	Access Person Effective Date

Reviewer Use Only

Reviewed by:

Title:

Date:

Accounts Reporting Form

As of _________________

Name of Broker-Dealer or Bank	Account Title	Account Number	Date Account was Established

Please initial the applicable statement below:

_____I certify that this form fully discloses all accounts that may hold Reportable Securities in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in accounts of immediate family members living in the same household.

_____I certify that I have no Beneficial Interest accounts to report.

Deliver to the CCO.

Signature	Date

Print Name

Reviewer Use Only

Reviewed by:

Title:

Date:

Initial Holdings Reporting Form (for New Access Persons)

Name of Broker- Dealer or Bank	Security Name	Ticker or CUSIP (As Applicable)	Type (Common Stock, Bond, etc.)	Number of Shares or Principal Amount (As Applicable)

Please initial the applicable statement below:

_____I certify that this form fully discloses all Reportable Securities in which I have a personal or Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in Reportable Securities of immediate family members living in the same household.

_____I certify that I have no personal or Beneficial Interest Reportable Securities to report.

Deliver to the CCO within 10 days of becoming an access person.

Signature	Date

Print Name	Access Person Effective Date

Reviewer Use Only

Reviewed by:

Title:

Date:

Annual Holdings Reporting Form

As of ____________________

Name of Broker- Dealer or Bank	Security Name	Ticker or CUSIP (As Applicable)	Type (Common Stock, Bond, etc.)	Number of Shares or Principal Amount (As Applicable)

Please initial the applicable statement below:

_____I certify that this form fully discloses all Reportable Securities in which I have a personal or Beneficial Interest as of the date specified above. I understand that I am presumed to have a Beneficial Interest in Reportable Securities of immediate family members living in the same household.

_____I certify that I have no personal or Beneficial Interest Reportable Securities to report.

Deliver to the CCO no later than February 15 following the date specified above.

Signature	Date

Print Name

Reviewer Use Only

Reviewed by:

Title:

Date:

Quarterly Transactions Reporting Form

For the Quarter Ended: ___________

Number of Shares	Security Name	Type (common stock, bond, etc.)	Ticker or CUSIP	Buy /Sell	Principal Amount	Interest Rate/Maturity	Price	Date	Executed By BD or Bank

Please initial the applicable statement below:

_____I certify that this form fully discloses all transactions in Reportable Securities in which I have a personal or Beneficial Interest for the most recent calendar quarter. I understand that I am presumed to have a Beneficial Interest in Reportable Securities of immediate family members living in the same household.

_____I certify that I have no transactions to report.

Deliver to the CCO within 30 days of the end of each calendar quarter. Use additional sheets if necessary.

Signature:

Print Name:

Date:

Reviewer Use Only

Reviewed by:

Title:

Date:

Code of Ethics Reporting Exception Certification

This is (check one): ____Initial Request ____Annual Certification for year-ended: 12/31/___

Account(s) for which a Reporting Exemption has been granted:

Name of Broker-Dealer or Bank	Account Title	Account Number

With respect to the Account(s) listed above, during the past year, have you:

1.	Suggested that the third-party discretionary manager or trustee make any particular purchases or sales of securities in the Account(s)?

Yes     No

2.	Directed the third-party discretionary manager or trustee to make any particular purchases or sales of securities in the Account(s)?

Yes     No

3.	Consulted with the third-party manager or trustee as to the particular allocation of investments to be made in management of the Account(s)?

Yes     No

Signature	Date

Print Name

Reviewer Use Only

Reviewed by:

Title:

Date:

Describe any necessary follow up: